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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the financial statements of Link2gov.com, Inc. for the period from inception (February 1998) through December 31, 1998 and the year ended December 31, 1999, dated March 16, 2000, included in or made a part of the LINK2GOV Corp. registration statement, and to all references to our Firm included in this registration statement.


                                             Arthur Andersen LLP


Nashville, Tennessee
March 21, 2000